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                                                                    Exhibit 10.7

                        EXECUTIVE COMPENSATION AGREEMENT


         BY THIS EXECUTIVE COMPENSATION AGREEMENT (the "Agreement") made and entered into this 1st day of March, 1998, SUPERSHUTTLE INTERNATIONAL, INC., a Delaware corporation (the "Company") and THOMAS C. LaVOY ("Executive"), state, confirm and agree as follows:

                                   I. RECITALS

         1.1 The Company is engaged in the business of providing transportation services to airports and travelers in various cities in the United States ("the Business"). The Company anticipates that its Business may be conducted on a nationwide basis in the future. All locations in which material portions of the Company's Business are, or may during the term of Executive's employment by the Company be, conducted are hereinafter collectively referred to as the "Market Area."

         1.2 Executive is a key employee of the Company, having substantial knowledge and expertise in, and having personal relationships affecting, the operations, business contacts, trade secrets, marketing strategies and other confidential matters of critical significance to the conduct of the Company's Business and its future prospects (the "Trade Secrets"). The loss of Executive during the term of this Agreement, or the aid or assistance to any competitor of the Company by Executive or direct competition of Executive respecting the Company's Business within the Market Area would materially and irreparably injure the Company.

         1.3 The Company desires to hire Executive, and Executive desires to accept such employment, on the terms and conditions hereinafter set forth.

                                 II. AGREEMENTS

         2.1 Employment. the Company hereby employs Executive, and Executive hereby accepts such employment from the Company, on the terms and conditions set forth in this Agreement.

         2.2 Term. The term of this Agreement shall commence on March 1, 1998, and shall continue, unless sooner terminated, until February 28, 2001.

         2.3 Duties. Executive agrees to serve the Company in his present capacity as Chief Financial Officer during the term of this Agreement. Executive further agrees to use his best efforts, and apply his skill and experience, to the proper performance of his duties hereunder and to the business and affairs of the Company. Executive agrees to serve the Company faithfully, diligently and to the best of his ability. The principal location from which Executive will serve the Company and perform his duties hereunder shall be Phoenix, Arizona.

         2.4 Compensation. For all services rendered by Executive in any capacity during his employment under this Agreement, including, without limitation, services as a director, officer
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or member of any committee of the Board of Directors (the "Board") of the
Company or any subsidiary or affiliate of the Company, the Company shall compensate Executive as follows:

                  (a) Base Compensation. Commencing upon March 1, 1998, the Company shall pay Executive an annual base salary of not less than $140,000 (the "Base Salary") during the term hereof. Executive's Base Salary may be increased by the Company during the term of this Agreement based upon the Executive's and the Company's performance. Notwithstanding the foregoing, in the case of substantial and persistent deterioration of the Company's performance the Company may reduce Executive's Base Salary consistent with similar salary reductions of other Company officers until the Company's performance improves. Executive's Base Salary shall be paid by the Company in bi-weekly installments commensurate with the Company's normal employee pay days.

                  (b) Incentive Compensation. Executive shall be entitled to participate in any incentive compensation plan either currently in effect or as may be established from time to time by the Board of Directors of the Company, for which Executive, as an officer of the Company, may be eligible to participate.

                  (c) Additional Benefits. Executive shall have the right as an employee of the Company to participate in all employee benefit and welfare programs, plans and arrangements (including, without limitation, pension, profit-sharing, supplemental pension and other retirement plans, insurance, hospitalization, medical and disability benefits, travel or accident insurance plans) and any other fringe benefits offered by the Company to its employees as set forth in the Company's employee handbook, and compensation received by Executive hereunder shall be in addition to the foregoing.

         2.5      Termination.

                  (a) Death. In the event of the Executive's death during the term of this Agreement, this Agreement shall thereupon terminate and the Company shall pay to the Executive's beneficiary or estate, as that term is hereinafter defined, the pro rata portion of the Executive's salary which was earned but unpaid at the date of the Executive's death. In addition, all of the Executive's vested unexercised stock options for the purchase of the Company's capital stock shall be exercisable by Executive's beneficiary or estate in accordance with the terms of the plans and agreements pursuant to which such options were granted.

                  As used herein, the term "beneficiary or estate" means the person or persons designated by the Executive in the last written notice delivered to the Company during his lifetime, or in the absence of such written notice, such person or persons designated by the Executive in his last will and testament specifically to receive Executive's benefits under the terms of this Agreement, or, in the absence of both written notice and such a designation, the Executive's estate. In the event that the Executive should during his lifetime designate a person

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or persons other than his wife as beneficiary or beneficiaries in such written notice, such notice to be valid must contain the signed consent of the Executive's spouse.

                  (b) Permanent Disability. In the event the Executive should become permanently disabled during the term of this Agreement, then this Agreement shall terminate. For the purposes hereof, "permanent disability" shall mean that disability resulting from injury, disease or other cause, whether mental or physical, which incapacitates the Executive from performing his normal duties as an employee, which appears to be permanent in nature and contemplates the continuous, necessary and substantially complete loss of all professional activities.

                  (c) Partial Disability. If the Executive should become partially disabled, Executive shall be entitled to his salary as provided herein for a period of ninety (90) days following the commencement of such disability. At the end of such ninety (90) day period, if the Executive remains partially disabled, his salary shall be reduced according to the amount of time Executive is able to devote to the Company's business.

                  (d) Temporary Disability. In the event the Executive should become disabled, and such disability is not partial, as defined above, such disabled Executive shall be entitled to his salary for a period of ninety (90) days. If such temporary disability continues longer than such ninety (90) day period, then Executive shall be deemed to have become permanently disabled for the purposes of this Agreement at the end of said ninety (90) day period.

                  (e) Voluntary Withdrawal. The Executive may voluntarily terminate his employment hereunder by giving at least thirty (30) days prior written notice to the Board of his intention to withdraw. Such notice shall specify the end of a calendar month as the termination date. Any unexplained absence for a period of 30 consecutive days shall be deemed to be a voluntary termination of employment. Notwithstanding the foregoing, if Executive voluntarily terminates his employment hereunder for Good Reason (as defined below) Executive shall be entitled to the severance benefits payable under Subsection (f) below. "Good Reason" shall mean, without Executive's express written consent, the failure of the Board of Directors of the Company to elect Executive as Chief Financial Officer of the Company or the assignment to Executive of any duties inconsistent with Executive's status as an executive officer of the Company or a substantial adverse alteration in the nature or status of Executive's responsibilities from those in effect upon the date hereof.

                  (f) Dismissal. The Company may terminate Executive's employment under this Agreement at any time for any reason whatsoever by giving at least thirty (30) days written notice to the Executive at his address as listed on the Company's records specifying the effective date of termination. In the event of dismissal, payments for compensation and charges for expenses shall be prorated to the date of termination. Upon the termination of Executive's employment following Executive's conviction of a crime constituting a felony, Executive shall not be entitled to any severance benefits. Upon the termination of Executive's employment if

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such termination is other than for Disability or for the reason stated in the immediately preceding sentence, Executive shall be entitled to the benefits below:

                           (i) The Company shall pay Executive's full base salary through the termination date ("Termination Date") at the rate in effect at the time notice of termination is given, plus all other amounts to which Executive is entitled under any compensation or benefit plan of the Company, at the time such payments are due, including a lump sum cash payment for all unused vacation time which Executive has accrued as of the Termination Date;

                           (ii) In lieu of any further salary payments to Executive for periods subsequent to the Termination Date, the Company shall pay to Executive as severance pay a lump sum severance payment (the "Severance Payment") equal to two (2) times either (i) the Annual Compensation (as defined below) which was payable to Executive by the Company for the year immediately preceding the Termination Date, or
         (ii) the average of the Annual Compensation which was payable to Executive by the Company for the two (2) years preceding the Termination Date, whichever is greater. Annual Compensation is Executive's Base Salary and any annual bonus that was paid to Executive by the Company and the amount of income from Executive's exercise of non-qualified stock options, if any, determined without any reduction for any deferrals of such salary or such bonus under any deferred compensation plan (qualified or unqualified) and without any reduction for any salary reductions used for making contributions to any group insurance plan of the Company or its affiliates.

                           (iii) All of the Executive's stock options for the purchase of the Company's capital stock that are presently vested and exercisable shall be exercisable by Executive for period of one (1) year following the effective date of termination of Executive's employment; and

                           (iv) If Executive's employment shall be terminated as above set forth then, for a twenty-four (24) month period after such termination, the Company shall arrange to provide Executive with life, disability, accident and health insurance benefits substantially similar to those which Executive is received immediately prior to the notice of termination. Benefits otherwise receivable by Executive pursuant to this Subsection (iv) shall be reduced to the extent comparable benefits are actually received by Executive during the twenty-four (24) month period following Executive's termination, and any such benefits actually received by Executive shall be reported by Executive to the Company.

                                    The payments provided for in this
         subparagraph (f) shall be made not later than the fifth day following the Termination date; provided, however, that if the amount of such payment cannot be finally determined on or

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         before such day, the Company shall pay to Executive on such day an estimate, as determined in good faith by the Company, of the minimum amount of such payments and shall pay the remainder of such payments as soon as the amount thereof can be determined but in no event later than the thirtieth day after the Date of Termination. In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Company to Executive payable on the fifth day after demand by the Company. Notwithstanding the foregoing, the Company may elect to pay any amounts due under Subsection (f)(ii) in monthly installments for the two (2) year period in accordance with the Company's normal pay days.

                  (g) Change in Control. In the event the Company terminates Executive's employment or Executive voluntarily terminates his employment following a Change in Control (as defined below), Executive shall be entitled to the benefits set forth in Section 2.5(f)(i) and (ii). In addition, all of Executive's stock options for the purchase of the Company's capital stock shall immediately vest, to the extent not already vested, and shall be exercisable by Executive for a period of ninety (90) days following the effective date of termination of Executive's employment. Executive also shall have the right to put all shares of capital stock available upon exercise of said options to the Company for a per share purchase price equal to the per share purchase price received or to be received by the Company's shareholders in connection with the Change of Control, or if the change occurs on a sale of assets basis or other basis wherein the Company's shareholders do not receive direct compensation, then for the price per share determined by dividing the total compensation received by the Company by the number of then outstanding shares of capital stock of the Company. "Change in Control" shall mean and shall be deemed to have occurred if, after the date of this Agreement, any "person" (as such term is used in Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or any successor provision thereto) shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act or any successor provision thereto) in a single transaction or series of related transactions of securities of the Company resulting in a fifty-one percent (51%) or more change in the combined voting power of the Company's outstanding securities as of the date of this Agreement.

         2.6      Covenant Not to Compete.

                  (a) Non-Compete. Executive shall during the term or extended term of this Agreement, and for a period of two (2) years thereafter, exercise his best good faith efforts to pursue and protect the Trade Secrets from disclosure or access to, or use by, any competitor or potential competitor of the Company and its subsidiaries. Executive shall not during the term or extended term of this Agreement, and for a period of two (2) years thereafter,
(a) induce or encourage any other employee of the Company or its subsidiaries to become employed by or to provide any Trade Secrets to any competitor or potential competitor of the Company or its subsidiaries; (b) during the term or extended term of this Agreement, and or a period of two (2) years thereafter, own, directly or indirectly, manage, serve as an officer, director or partner of,

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or otherwise (whether actively or by passive investment) become associated with any person or entity engaged in a business in competition with the Company's business in the Market Area. The foregoing covenants by Executive shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of the Executive against the Company whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of said covenants. If any of the covenants of Executive set forth in this paragraph shall be deemed too broad to be enforceable by judicial process, then such covenants shall be reduced to such levels as shall be so enforceable and shall be enforced as reduced. Notwithstanding the foregoing, in the event this Agreement expires by its terms, Executive shall be not subject to the two (2) year non-compete provisions hereof.

                  (b) Remedies. Executive expressly agrees and acknowledges that this covenant not to compete is necessary for the Company's and its affiliates' protection because of the nature and scope of their business and his position with the Company. Further, Executive acknowledges that, in the event of his breach of his covenant not to compete, money damages will not sufficiently compensate the Company for its injury caused thereby, and he accordingly agrees that, in addition to such money damages, he may be restrained and enjoined from any continuing breach of this covenant not to compete without any bond or other security being required of any court. Executive acknowledges that any breach of this covenant not to compete would result in irreparable damage to the Company. Executive acknowledges that the remedy at law for any breach or threatened breach of Section 2.6 will be inadequate and, accordingly, that the Company shall, in addition to all other available remedies (including, without limitation, seeking such damages as it can show it has sustained by reason of such breach), be entitled to injunctive relief or specific performance.

         2.7 Representations and Warranties. The Executive hereby represents and warrants that the execution of this Agreement and the discharge of his obligations hereunder will not breach or conflict with any other contracts, agreements, covenants or understandings, either oral or written, between the Executive and any other party or parties.

         2.8 Assignment. This Agreement and the rights, interests and benefits shall not be assigned, transferred, pledged or hypothecated in any way and shall not be subject to execution, attachment or similar process. Any attempt to assign, transfer, pledge or hypothecate or make any other disposition of this Agreement or of such rights, interests and benefits contrary to the foregoing provision or the levy of any attachment or similar process thereupon, shall be null and void and without effect and shall relieve the Company and Executive of any and all liability hereunder.

         2.9 Attorneys' Fees. In the event either party hereto institutes an action or other proceeding to enforce any rights arising under this Agreement, the party prevailing in such action or other proceeding shall be paid all reasonable costs and attorneys' fees by the other party, such fees to be set by court and not by the jury.

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         2.10 Notices. Any notice or communication to be given under the terms of this Agreement ("Notice") shall be in writing and delivered in person or deposited, certified or registered, in the United States mail, postage prepaid, addressed as follows:

         If to the Company:                 SuperShuttle International, Inc.
                                            4610 South 35th Street
                                            Phoenix, Arizona 85040
                                            Attn: Chairman of the Board


         If to Executive:                   Thomas C. LaVoy

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or at such other address as either party may from time to time designate by
Notice hereunder. Notices shall be effective upon delivery in person, or if mailed at midnight on the third business day after the date of mailing.

         2.11 Modifications and Amendments. This Agreement shall not be altered or amended except by a written agreement signed by the parties hereto.

         2.12 Entire Agreement. This Agreement constitutes and embodies the full and complete understanding and agreement of the parties hereto and supersedes all prior understandings or agreements whether oral or in writing.

         2.13 Benefit and Binding Effect. Except as herein otherwise expressly provided, this Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, including any corporation, person or other entity which may acquire all or substantially all of the assets of the business of the Company or any other corporation with or into which the Company is consolidated or merged, and the Executive and his heirs, executors, administrators and legal representatives; provided, however, that the obligations of Executive hereunder may not be delegated or assigned.

         2.14 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona without regard to the conflicts of laws principles thereof.

         2.15 Headings; Interpretation; Gender. The paragraph headings used herein are for convenience and reference only and are not intended to define, limit or describe the scope or intent of any provision of this Agreement. When used in this Agreement, the term "including" shall mean without limitation by reason of enumeration. Words used herein in the singular shall include the plural and words used herein in the masculine gender shall include the feminine in all cases where such would apply.

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         2.16 Waiver. The failure of either party to insist, in any one or more instances, upon strict performance of any of the terms or conditions of this Agreement shall not be construed as a waiver or a relinquishment of any right granted hereunder or of the future performance of any such term, covenant or condition, but the obligations of either party with respect thereto shall continue in full force and effect.

         2.17 Severability. In the event that any portion of this Agreement may be held to be invalid or unenforceable for any reason whatsoever, it is agreed that said invalidity or unenforceability shall not affect the other portions of this Agreement and that the remaining covenants, terms and conditions, or portions thereof, shall remain in full force and effect, and any court of competent jurisdiction may so modify the objectionable provisions as to make it valid, reasonable and enforceable.

         2.18 Entire Agreement. This Agreement constitutes and embodies the full and complete agreement and understandings of the parties with respect to the Executive's employment with the Company and supersedes any and all other agreements, either oral or written, between the parties hereto with respect to the subject matter hereof.

         2.19 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed a duplicate original.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement
this       day of March, 1998.


                                       SUPERSHUTTLE INTERNATIONAL, INC.


                                       BY
                                         ------------------------------------
                                         Its
                                            ---------------------------------

                                                                     COMPANY



                                          -----------------------------------
                                                     Thomas C. LaVoy
                                                                    EXECUTIVE


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